Exhibit 99.1

RadiSys Announces First Quarter 2009 Results

  Revenue of $77.6 million
  GAAP Gross Margin of 31.0%, up 8.3 percentage points year-over-year
  Non-GAAP Gross Margin of 33.5%, up 5.7 percentage points year-over-year
  Operating Cash Flow of $4.3 million
  Ending Cash & Cash Equivalents of $79.1 million

HILLSBORO, Ore.--(BUSINESS WIRE)--April 28, 2009--RadiSys® Corporation (NASDAQ: RSYS), a leading global provider of advanced embedded solutions, today announced revenues of $77.6 million for the quarter ended March 31, 2009, down 9.8% versus the same quarter last year. The Company had a GAAP net loss of $40.1 million or $1.73 per share in the first quarter, versus a net loss of $7.2 million or $0.32 per share in the same quarter last year. The GAAP net loss was impacted by a non-cash charge of $42.0 million or $1.82 per share for a tax valuation allowance against the Company’s US deferred tax assets. This non-cash charge has no impact on the Company’s business operations, liquidity, credit facilities, or compliance with existing covenants.

First quarter non-GAAP net income was $4.9 million or $0.19 per diluted share, versus a net loss of $0.8 million or $0.03 per share in the same quarter last year. Non-GAAP results in the first quarter exclude the non-cash deferred tax asset valuation charge, a tax valuation benefit, the impact of stock-based compensation expense, amortization of acquired intangible assets and restructuring charges. A reconciliation of GAAP to non-GAAP results is included in the tables below.

Commenting on the first quarter results, Scott Grout, RadiSys President and CEO stated, “We delivered better than expected margins and operating results in the first quarter with continued strength in our next-generation communications revenues. We also had a strong design win quarter with many new customer awards across all three geographies. Finally, we continue to be highly focused on operating cash flow and generated $4 million this quarter increasing our ending cash and cash equivalents to $79 million.”

First Quarter Financial Highlights

  Revenue was $77.6 million and was down 9.8% from the prior year. Revenues were lower due to reduced demand in the Company’s traditional wireless business as well as softness in the Company’s Commercial markets. These declines were partially offset by higher revenues in next-generation communications products.
  GAAP gross margin was 31.0%, up 8.3 percentage points year-over-year. Non-GAAP gross margin was 33.5%, up 5.7 percentage points year-over-year, mainly due to a greater mix of next-generation higher margin products as well as improved manufacturing and operational costs.
  Total GAAP R&D and SG&A expenses were $23.0 million, down $2.5 million from the same quarter last year and $0.8 million from the prior quarter. Non-GAAP R&D and SG&A expenses were $20.8 million, down $2.4 million from the same quarter last year and down $1.1 million from the prior quarter.
  Restructuring charges of $1.5 million were mainly employee related expenses associated with achieving the Company’s operating plan targets.
  GAAP operating loss was $1.1 million. Non-GAAP operating income was $5.2 million or 6.7% of revenues, which equates to 5.9 percentage points of improvement over the same quarter last year.
  Cash flow from operating activities was $4.3 million versus $8.1 million in the same quarter last year. Cash and cash equivalents were $79.1 million at the end of the first quarter.

First Quarter New Product Highlights

The Company had a strong design win quarter with continued growth in higher margin, next-generation communication product wins, additional new customers and increased traction in target markets.

  ATCA Product Highlights:
--

The Company won new ATCA business in wireless gateway, network load balance, PDSN (Packet Data Serving Node), converged messaging and military applications. Specifically, the wireless gateway award was with a large international telecom equipment provider.

--

Significant deployments of the Company’s ATCA products continued in the first quarter. The Company began shipping ATCA systems in volume for a 3G Femtocell deployment with a top North American wireless carrier. In addition, the Company’s ATCA systems passed validation testing for an Enterprise Femtocell solution to a leading telecom operator in France.

--

In the first quarter, the Company announced continued development with Cavium Networks to deliver OCTEON II based ATCA solutions to Telecom Equipment Manufacturers (TEMs). The OCTEON II packet processing smart front end ATCA solution has cutting-edge performance, flexibility and throughput to reduce TEMs time-to-market, price and performance of their systems.

--

The Company announced the release of the first ATCA processing blade using the new Intel Xeon processor 5500 series that combines high performance with large memory capacity and expansion flexibility. The new product is targeted at 4G applications including LTE (Long-Term Evolution) WiMAX, and IMS (IP Multimedia Subsystem). This new product resulted in several design wins in the first quarter in both Asia and North America.

  Media Server Product Highlights:
--	The Company won new business in network voice service, conferencing, enterprise voice service, and IP call center applications in North America, Asia and Europe in the first quarter.

--

The RadiSys Convedia Media Server was named the media server market leader for the fifth consecutive year by Infonetics in its report, “Service Provider VoIP Equipment and Subscribers: Quarterly Worldwide Market Share and Forecasts.” RadiSys captured 47% of the total market in 2008.

--

In the first quarter, the Company introduced Voice Quality Enhancement features for the Convedia Media Server that will improve voice quality in VoIP conferencing applications. This new feature set recently received the 2009 NGN Leadership Award from NGN (Next Generation Networks) Magazine, a Technology Marketing Corporation publication.

  Commercial Product Highlights:
--	The Company won new business in the first quarter that included applications such as mobile compute platform, medical imaging and military.

--

In the first quarter, the Company announced a new image processing embedded server with high processing performance targeted at medical imaging, industrial automation and test and measurement applications.

--

The Company announced a new ruggedized extended temp COM Express module targeted at industrial automation, transportation, military, aerospace, and government applications using ultra low-power Intel Atom processors. In addition, the Company announced an ultra-small, low power PICO-ITX single board computer for portable and handheld devices for medical, gaming, ticketing and test and measurement applications.

Second Quarter 2009 Outlook

The following statements are based on current expectations as of the date of this press release. These statements are forward-looking and actual results may differ materially. Given the ongoing global economic downturn, the Company’s estimates are subject to a higher level of uncertainty than usual. The Company assumes no obligation to update these forward-looking statements.

  Q2 revenue is expected to be between $72 and $78 million, with projected growth in next-generation communication revenues, partially offset by lower expected traditional communications revenues and ongoing softness in the Company’s Commercial markets.
  Q2 GAAP and non-GAAP gross margin percentages are expected to be down approximately one percentage point from the first quarter’s gross margin rate at the midpoint of the guidance range due to changes in the Company’s product mix.
  Total Q2 GAAP R&D and SG&A expenses are expected to be down by approximately $0.3 million sequentially at the midpoint of the guidance range. Total Q2 non-GAAP R&D and SG&A expenses are expected to be down by approximately $0.1 million at the midpoint of the guidance range.
  Q2 GAAP results are expected to be between a net loss of $0.08 and $0.01 per share. Q2 non-GAAP EPS is expected to be between $0.08 and $0.14. Both GAAP and non-GAAP results assume an effective tax rate of 15%.

In closing, Scott Grout stated, “Our visibility continues to be limited and we are seeing ongoing softness in a number of our markets, however we continue to win meaningful new business and are successfully deploying our next-generation products with many new and existing customers. In parallel, we are driving continued improvements in our operations that we expect will enable us to further improve our operating model.”

Conference Call and Web-cast Information

RadiSys will host a conference call on Tuesday, April 28, 2009 at 5:00 p.m. ET to discuss the first quarter results, and to review the financial and business outlook for the second quarter of 2009.

To participate in the live conference call, dial (888) 333-0027 in the U.S. and Canada or (706) 634-4990 for all other countries and reference conference ID# 92444735. The live conference call will also be available via webcast on the RadiSys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. ET on Tuesday, May 12, 2009. To access the replay, dial (800) 642-1687 in the U.S. and Canada or (706) 645-9291 for all other countries with conference ID# 92444735. A replay of the webcast will be available for an extended period of time on the RadiSys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s business strategy, outlook and guidance for the second quarter of 2009. Actual results could differ materially from the outlook, guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company’s dependence on certain customers and high degree of customer concentration, (b) the anticipated amount and timing of revenues from design wins due to the Company’s customers’ product development time, cancellations or delays, (c) the current economic uncertainty and turmoil within the global financial markets, and (d) the factors listed in RadiSys’ reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2008, and other filings with the SEC, copies of which may be obtained by contacting the Company at 503-615-1100 or from the Company’s investor relations web site at http://investor.radisys.com/. Although forward-looking statements help provide additional information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. All information in this press release is as of April 28, 2009. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) a goodwill impairment charge, (b) amortization of acquired intangible assets, (c) stock-based compensation expense recognized as a result of the Company’s adoption of FAS 123R, (d) restructuring charges (reversals), (e) a deferred tax asset valuation charge, and (f) a Canadian deferred tax foreign exchange benefit. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company’s core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About RadiSys

RadiSys (NASDAQ: RSYS) is a leading provider of advanced embedded solutions for the communications networking and commercial systems markets. Through intimate customer collaboration and combining innovative technologies and industry leading architecture, RadiSys helps original equipment manufacturers, systems integrators and solution providers bring better products to market faster and more economically. RadiSys products include embedded boards, application enabling platforms and turn-key systems, which are used in today's complex computing, processing and network intensive applications. For more information, visit http://www.radisys.com, write to info@radisys.com, or call 800-950-0044 or 503-615-1100. Editors seeking more information may contact Lyn Pangares at RadiSys Corporation at 503-615-1220 or lyn.pangares@radisys.com.

RadiSys® and Convedia® are registered trademarks of RadiSys Corporation. All other trademarks are property of their respective owners.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31,	March 31,
	2009	2008 (II)
Revenues	$77,604	$86,048
Cost of sales:
Cost of sales	51,951	62,366
Amortization of purchased technology	1,619	4,115
Total cost of sales	53,570	66,481
Gross margin	24,034	19,567
Research and development	11,197	12,650
Selling, general, and administrative	11,812	12,850
Intangible assets amortization	647	1,303
Restructuring charges, net	1,478	-
Loss from operations	(1,100)	(7,236)
Interest expense	(590)	(1,756)
Interest income	395	1,304
Other income, net	124	38
Loss before income tax expense (benefit)	(1,171)	(7,650)
Income tax expense (benefit)	38,926	(491)
Net loss	($40,097)	($7,159)
Net loss per share:
Basic	($1.73)	($0.32)
Diluted (I)	($1.73)	($0.32)
Weighted average shares outstanding:
Basic	23,119	22,245
Diluted (I)	23,119	22,245

(I) For all periods presented, the computation of diluted earnings per share excludes the effects of stock options, restricted stock units and convertible notes, as they are antidilutive.

(II) As adjusted due to the implementation of FSP APB 14-1 "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)."

CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31,	December 31,
	2009	2008 (I)
ASSETS
Current assets:
Cash and cash equivalents	$79,132	$73,980
Accounts receivable, net	44,142	45,551
Other receivables	1,644	1,090
Inventories, net	28,713	29,450
Other current assets	4,516	4,268
Deferred tax assets, net	1,881	10,297
Total current assets	160,028	164,636

Property and equipment, net	10,391	11,556
Intangible assets, net	17,533	19,804
Long-term investments, net	52,886	51,213
Settlement right (UBS)	9,502	11,071
Long-term deferred tax assets, net	14,946	45,864
Other assets	4,637	4,882
Total assets	$269,923	$309,026

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,305	$34,123
Accrued wages and bonuses	6,722	11,253
Deferred income	3,829	2,274
Line of credit	39,800	39,535
Other accrued liabilities	11,827	11,384
Total current liabilities	95,483	98,569
Long-term liabilities:
2013 convertible senior notes, net	50,000	50,000
Other long-term liabilities	3,134	2,989
Total long-term liabilities	53,134	52,989
Total liabilities	148,617	151,558
Shareholders’ equity:
Preferred stock — $.01 par value, 5,664 shares authorized; none issued or outstanding	—	—
Common stock — no par value, 100,000 shares authorized; 23,315 and 23,033 shares issued and outstanding at March 31, 2009 and December 31, 2008	249,958	245,748
Accumulated deficit	(131,844)	(91,747)
Accumulated other comprehensive income:
Cumulative translation adjustments	4,092	4,326
Unrealized loss on hedge instruments	(900)	(859)
Total accumulated other comprehensive income	3,192	3,467
Total shareholders’ equity	121,306	157,468
Total liabilities and shareholders’ equity	$269,923	$309,026

(I) As adjusted due to the implementation of FSP APB 14-1 "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)."

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2009	2008 (I)
Cash flows from operating activities:
Net loss	($40,097)	($7,159)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,898	6,950
Inventory valuation allowance	884	797
Unrealized loss on UBS settlement right	1,569	-
Unrealized gain on ARS	(1,673)	-
Non-cash interest expense from debt	112	1,273
Deferred income taxes	499	(536)
Deferred tax valuation allowance	42,003	-
Canadian deferred tax foreign exchange benefit	(3,204)	-
Net gain on early extinguishment of debt	-	49
Stock-based compensation expense	2,791	2,537
Other	177	113
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	1,409	14,368
Other receivables	(554)	324
Inventories	349	(7,838)
Other current assets	(249)	1,286
Accounts payable	(818)	(3,772)
Accrued wages and bonuses	(4,531)	(1,019)
Deferred income	1,539	(392)
Other accrued liabilities	171	1,078
Net cash provided by operating activities	4,275	8,059

Cash flows from investing activities:
Proceeds from the sale of auction rate securities	-	10,000
Capital expenditures	(485)	(2,164)
Other	(67)	(203)
Net cash (used in) provided by investing activities	(552)	7,633

Cash flows from financing activities:
Financing costs	-	(2,410)
Proceeds from issuance of 2013 convertible senior notes	-	55,000
Purchase of capped call	-	(10,154)
Payments on capital lease obligation	(49)	-
Repurchase of 2023 convertible senior notes	-	(51,128)
Net settlement of restricted shares	(112)	(41)
Borrowings on line of credit	265	-
Proceeds from issuance of common stock	1,531	1,272
Net cash provided by (used in) financing activities	1,635	(7,461)

Effect of exchange rate changes on cash	(206)	284
Net increase in cash and cash equivalents	5,152	8,515
Cash and cash equivalents, beginning of period	73,980	50,522
Cash and cash equivalents, end of period	$79,132	$59,037

(I) As adjusted due to the implementation of FSP APB 14-1 "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)."

REVENUE BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2009	2008
North America	$23,723	$25,244
Europe	25,430	33,542
Asia Pacific	28,451	27,262
Total	$77,604	$86,048

North America	30.5%	29.3%
Europe	32.8%	39.0%
Asia Pacific	36.7%	31.7%
Total	100.0%	100.0%

REVENUE BY PRODUCT GROUP (I)
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2009	2008

Next-generation Communications Networks Products	$25,159	$23,881
Traditional Communications Networks Products	36,872	42,671
Total Communications Networks Products	62,031	66,552
Medical Products	6,386	8,009
Other Commercial Products	9,187	11,487
Total Commercial Products	15,573	19,496
Total	$77,604	$86,048

Next-generation Communications Networks Products	32.4%	27.8%
Traditional Communications Networks Products	47.6%	49.6%
Total Communications Networks Products	80.0%	77.4%
Medical Products	8.2%	9.3%
Other Commercial Products	11.8%	13.3%
Total Commercial Products	20.0%	22.6%
Total	100.0%	100.0%

(I) During the first quarter of 2009, the Company changed the way in which it reports revenue to represent revenue by product group instead of revenue by market to better align with the Company's internal reporting.

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2009	2008 (III)
GROSS MARGIN:
GAAP gross margin	$24,034	$19,567
(a) Amortization of acquired intangible assets	1,619	4,115
(b) Stock-based compensation	340	244
Non-GAAP gross margin	$25,993	$23,926
RESEARCH AND DEVELOPMENT:
GAAP research and development	$11,197	$12,650
(b) Stock-based compensation	(752)	(812)
Non-GAAP research and development	$10,445	$11,838
SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$11,812	$12,850
(b) Stock-based compensation	(1,466)	(1,481)
Non-GAAP selling, general and administrative	$10,346	$11,369
INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	($1,100)	($7,236)
(a) Amortization of acquired intangible assets	2,266	5,418
(b) Stock-based compensation	2,557	2,537
(c) Restructuring charges	1,478	-
Non-GAAP income from operations	$5,201	$719
NET INCOME (LOSS):
GAAP net loss	($40,097)	($7,159)
(a) Amortization of acquired intangible assets	2,266	5,418
(b) Stock-based compensation	2,557	2,537
(c) Restructuring charges	1,478	-
(d) Deferred tax asset valuation allowance charge	42,003	-
(e) Canadian deferred tax foreign exchange benefit	(3,204)	-
(f) Income tax effect of reconciling items	(69)	(1,556)
Non-GAAP net income (loss)	$4,934	($760)
GAAP weighted average shares (diluted)	23,119	22,245
Non-GAAP adjustment	4,288	-
Non-GAAP weighted average shares (diluted) (I) (II)	27,407	22,245
GAAP net loss per share (diluted)	($1.73)	($0.32)
Non-GAAP adjustments detailed above	$1.93	$0.29
Non-GAAP net income (loss) per share (diluted) (I) (II)	$0.19	($0.03)

(I) For the three months ended March 31, 2008, dilutive equity awards amounting to 563,000 shares were excluded from the calculation as their effect would have been anti-dilutive. For the three months ended March 31, 2009, dilutive equity awards amounting to 452,000 shares were included in the calculation.

(II) For the three months ended March 31, 2008, the number of diluted weighted average shares outstanding calculation excludes 3.4 million and 2.1 million shares underlying our 2023 and 2013 convertible senior notes, respectively, as their effect would have been anti-dilutive. For the three months ended March 31, 2009, the number of diluted weighted average shares outstanding calculation includes 3.8 million shares underlying the 2013 convertible senior notes; as a result, the diluted earnings per share calculation excludes the interest expense, net of tax benefit, which amounted to $291,000 for the three months ended March 31, 2009.

(III) As adjusted due to the implementation of FSP APB 14-1 "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)."

RECONCILIATION OF GAAP TO NON-GAAP LINE ITEMS AS A PERCENT OF REVENUE
AND EFFECTIVE TAX RATE FOR THE QUARTER ENDED MARCH 31, 2009
(Unaudited)

	Gross			Income	Income	Effective Tax
	Margin	R&D	SG&A	from Ops	before tax	Rate
GAAP	31.0%	14.4%	15.2%	(1.4%)	(1.5%)	(3,324.2%)
(a) Amortization of acquired intangible assets	2.1	—	—	2.9	2.9	167.5
(b) Stock-based compensation	0.4	(0.9)	(1.9)	3.3	3.3	189.0
(c) Restructuring charges	—	—	—	1.9	1.9	109.2
(d) Deferred tax asset valuation allowance	—	—	—	—	—	3,104.2
(e) Canadian deferred tax foreign exchange benefit	—	—	—	—	—	(241.9)
Non-GAAP	33.5%	13.5%	13.3%	6.7%	6.6%	3.8%

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisition of Convedia and MCPD. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under SFAS 123(R), "Share-Based Payment," in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement and because the Company believes that investors want to understand the impact on the Company of the adoption of SFAS 123(R); the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring charges (reversals): Restructuring and other charges primarily relate to activities engaged in by the Company’s management to simplify its infrastructure. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities and the occurrence of such costs are infrequent. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete, extraordinary event based on a unique set of business objectives. The Company does not engage in restructuring activities on a regular basis or in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures, as it enhances the ability of investors to compare the Company’s period-over-period operating results.

(d) Deferred tax asset valuation allowance: A full valuation allowance for the Company's U.S. deferred tax assets was triggered by a three year cumulative jurisdictional pre-tax book loss projected for years 2007, 2008, and 2009 based on a “more likely than not” standard under FAS 109. In the future, if the Company determines that it is more likely than not to realize the net U.S. deferred tax assets, the Company would reverse the applicable portion of the previously recorded valuation allowance. The Company believes it is appropriate to exclude this charge from its non-GAAP financial measures, as it is a non-cash charge and its exclusion enhances the ability of investors to compare the Company’s period-over-period operating results.

(e) Canadian deferred tax foreign exchange benefit: During the first quarter of 2009, the Company recorded a favorable tax benefit related to locking in a foreign exchange with Canadian tax authorities. This exchange rate will be used to value the Company’s historical Canadian dollar denominated deferred tax assets going forward. The Company believes it is appropriate to exclude this charge in its non-GAAP financial measures, as it is a non-cash benefit and its exclusion enhances the ability of investors to compare the Company’s period-over-period operating results.

(f) Income taxes: Income tax provision/ (benefit) associated with non-GAAP adjustments.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	June 30, 2009
	Low End	High End
GAAP net income (loss) (assumes tax rate of 15%)	($1.8)	($0.2)
Stock-based compensation	2.3	2.3
Amortization of acquired intangible assets	2.3	2.3
Income tax effect of reconciling items	(0.7)	(0.7)
Total adjustments	$3.9	$3.9
Non-GAAP net income (assumes tax rate of 15%)	$2.1	$3.7

GAAP weighted average shares (diluted) (I)	23,400	23,400
Non-GAAP adjustment	4,300	4,300
Non-GAAP weighted average shares (diluted) (II)	27,700	27,700

GAAP net income (loss) per share (diluted) (I)	($0.08)	($0.01)
Non-GAAP adjustments detailed above	0.16	0.15
Non-GAAP net income per share (diluted) (II)	$0.08	$0.14

(I) The effects of the 2013 convertible senior notes were excluded in the computation of diluted earnings per share as the effect would be anti-dilutive.

(II) The non-GAAP diluted weighted average shares outstanding includes the effects of the shares underlying the 2013 convertible senior notes, and as a result the diluted earnings per share calculation excludes the interest expense for the converts, net of tax. Total net interest expense added back to net income amounts to $291 thousand.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

	Estimates at the midpoint of the guidance range for the Quarter Ended June 30, 2009
	R&D	SG&A
GAAP	$10.8	$11.9
Stock-based compensation	(0.7)	(1.3)
Non-GAAP	$10.1	$10.6

CONTACT:
RadiSys Corporation
Chief Financial Officer
Brian Bronson, 503-615-1281
brian.bronson@radisys.com
or
Finance and Investor Relations Manager
Holly Stephens, 503-615-1321
holly.stephens@radisys.com